           As filed with the Securities and Exchange Commission on April 5, 2001
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        SMARTFORCE PUBLIC LIMITED COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     REPUBLIC OF IRELAND                                            N.A.
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                              900 CHESAPEAKE DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          1996 SUPPLEMENTAL STOCK PLAN

                                GREGORY M. PRIEST
                   CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER

                        SMARTFORCE PUBLIC LIMITED COMPANY
                              900 CHESAPEAKE DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 817-5900
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                                STEVEN V. BERNARD
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050



                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
          TITLE OF SECURITIES                   AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
            TO BE REGISTERED                     REGISTERED             PER SHARE (1)            PRICE (1)             FEE (1)
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Ordinary Shares issuable upon
exercise of options under the 1996
Supplemental Stock Plan...............           3,500,000          $19.63                 $68,705,000            $17,176.25
========================================= ========================= ====================== ====================== ==================
     TOTAL.........................              3,500,000          $19.63                 $68,705,000            $17,176.25
========================================= ========================= ====================== ====================== ==================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee based on the closing price of the Registrant's American Depository Shares on the Nasdaq National Market on April 3, 2001.

                           INCORPORATION BY REFERENCE

     The registrant hereby incorporates by reference in this Registration Statement the contents of the registrant's earlier Registration Statements on Form S-8 (File Nos. 333-46640, 333-32380, 333-86861, 333-83927, 333-68499,
333-57031, 333-35745, 333-25245, 333-06409, 333-504, and 33-94300).

                                  EXHIBIT INDEX

Exhibit Number                                   Document
--------------                                   --------
      5.1        Opinion of Binchys, Solicitors with respect to the securities being registered.

     23.1        Consent of Ernst & Young.

     23.2        Consent of Binchys, Solicitors (contained in Exhibit 5.1).

     24.1        Power of Attorney (see Signatures).

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this April 5, 2001.

                                       SMARTFORCE PUBLIC LIMITED COMPANY


                                       By: /s/ GREGORY M. PRIEST
                                           -------------------------------
                                           Gregory M. Priest
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest and David C. Drummond, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                  TITLE                                   DATE
              ---------                                  -----                                   ----
/s/ GREGORY M. PRIEST                   Chairman of the Board, President, Chief             April 5, 2001
----------------------------------      Executive Officer (Principal Executive
Gregory M. Priest                       Officer)


/s/ DAVID C. DRUMMOND                   Executive Vice President, Finance and               April 5, 2001
----------------------------------      Chief Financial Officer (Principal
David C. Drummond                       Financial and Accounting Officer),
                                        Director

/s/ RONALD C. CONWAY                    Director                                            April 5, 2001
----------------------------------
Ronald C. Conway

/s/ JOHN M. GRILLOS                     Director                                            April 5, 2001
----------------------------------
John M. Grillos

/s/ PATRICK J. MCDONAGH                 Director                                            April 5, 2001
----------------------------------
Patrick J. McDonagh

/s/ JAMES S. KRZYWICKI                  Director                                            April 5, 2001
----------------------------------
James S. Krzywicki

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